UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2017

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street

New York, NY 10281

(Address of Principal Executive Offices) (Zip Code)

(212) 522-1212

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, Time Inc. (the “Company”) adopted the Time Inc. Key Management Change in Control Severance Plan (the “Plan”), which provides certain enhanced benefits to key management employees who the Company determines are most likely to be impacted by a change in control (primarily the Company’s executive officers), so that they can continue to exercise their judgment and legal responsibilities without the potential for distraction and bias that can arise from concerns regarding their personal circumstances.

The Plan contemplates that each employee designated to receive benefits under the Plan will receive a “participation notice.” For all eligible executives, the form of notice adopted by the Company provides that severance benefits will be calculated under existing plans, policies and agreements with the Company, but modified (to the extent such modification constitutes an enhancement) as follows:

(i) the calculation of the bonus component of salary continuation will be based on target bonus in lieu of “average annual bonus” if using target bonus results in a higher benefit,

(ii) the severance period shall be no less than 12 months (the “Minimum Severance Period”) or such longer period set forth in the participant’s current employment agreement with the Company (the “Contract Severance Period”) and

(iii) the period that a qualifying termination will result in favorable treatment (e.g., accelerated vesting) of equity awards (to the extent such treatment is provided) shall be extended from 12 months following a change in control to 24 months following a change in control.

In addition, the Plan promises each participant payment of his or her legal fees in the event the participant brings suit in good faith to enforce his or her rights under the Plan or under any existing plan, policies or agreements enhanced pursuant to the Plan. Richard Battista, the Company’s president and chief executive officer, and Susana D’Emic, the Company’s executive vice president and chief financial officer, will each receive the enhancements provided under the form participation notice.

The Plan also permits the Company to establish an enhanced severance period (i.e., a period greater than both the Minimum Severance Period and the Contract Severance Period) in the participation notice for any given participant. In connection with the adoption of the Plan, the Compensation Committee of the Board of Directors established for Ms. D’Emic a six month enhancement above her Contract Severance Period (from 18 months to 24 months) that will apply if her employment ends as a result of a qualifying termination during the “Protection Period” (i.e. the 24-month period commencing on the date of any change in control). Mr. Battista’s severance period has not been enhanced, and shall continue to be the Contract Severance Period specified in his existing employment agreement.

The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Time Inc. Key Management Change in Control Severance Plan and Form of Participation Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC. (Registrant)

By:	/s/ Lauren Ezrol Klein
Lauren Ezrol Klein
Executive Vice President, General Counsel and Corporate Secretary

Date: February 3, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Time Inc. Key Management Change in Control Severance Plan and Form of Participation Notice